Exhibit 10.1

AMENDED EXHIBIT A TO VEHICLE PURCHASE AGREEMENT

VEHICLE REQUIREMENTS

This Amended Exhibit A to the Vehicle Purchase Agreement dated June 4, 2014 (the “Vehicle Purchase Agreement”) replaces and supersedes the Exhibit A originally attached to the Vehicle Purchase Agreement. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Vehicle Purchase Agreement.

This Amended Exhibit A serves as a commitment on the part of Buyer to purchase from Seller 1,000 (the “Order”) Workhorse Next Generation all-electric package cars (the “Vehicles” or “NGEVs”). The purchase of the Vehicles will be subject to the following terms and conditions:

Phase 1 – Test Fleet

●	The Vehicles will be designed and developed with the input from Buyer’s Automotive Engineering team; provided that Seller shall be solely responsible and liable for the Vehicles being designed and manufactured in compliance with all applicable laws and regulations.
●	Buyer will purchase 50 proto-type NGEVs to be deployed as a test fleet. The NGEVs must pass Buyer’s durability testing and all Vehicle Requirements (as mutually developed by the parties and attached hereto as Attachment 1) as part of the test fleet deployment.
●	Buyer will deploy the test fleet in a variety of routes and geographic regions and will evaluate under various climate/weather conditions for a time period to be determined by Buyer and at Buyer’s sole discretion.
●	The price of the 50 NGEV test Vehicles will not exceed $[**] per Vehicle.

Phase 2 – Full Deployment

●	Following Phase 1 testing and deployment, deployment of the balance of the Order will be on a timeframe decided by Buyer at Buyer’s sole discretion.
●	Buyer will determine, at its sole discretion, the level of success of the 50 Vehicle test.
●	Buyer may reduce the quantity of the balance of the Order (or cancel the balance of the Order) depending on the level of success achieved during the phase 1 testing, as determined in Buyer’s sole discretion.

Buyer and its licensors are, and will remain, the sole and exclusive owners of all right, title, and interest in and to the Buyer Materials, including all intellectual property rights therein. Seller has no right or license to use any Buyer Materials except solely during the term of the Vehicle Purchase Agreement to the extent necessary to provide the services thereunder to Buyer. All other rights in and to the Buyer Materials are expressly reserved by Buyer and its licensors. As used herein, “Buyer Materials” means, collectively, all information in any form or media, including but not limited to documents, data, know-how, ideas, specifications, software code, and other materials provided to or made available to Seller or otherwise developed, by or on behalf of Buyer hereunder, without Seller’s assistance, whether or not the same: (a) are owned by Buyer, a third party, or in the public domain; or (b) qualify for or are protected by any intellectual property.

Seller and its licensors are, and will remain, the sole and exclusive owners of all right, title, and interest in and to the Seller Materials, including all intellectual property rights therein. Buyer has no right or license to use any Seller Materials except in connection with Buyer’s use, ownership and possession of the Vehicles. All other rights in and to the Seller Materials are expressly reserved by Seller and its licensors. As used herein, “Seller Materials” means, collectively, all information in any form or media, including but not limited to documents, data, know-how, ideas, specifications, software code, and other materials provided to or made available to Buyer or otherwise developed, by or on behalf of Seller hereunder, without Buyer’s assistance, whether or not the same: (a) are owned by Seller, a third party, or in the public domain; or (b) qualify for or are protected by any intellectual property.

** The information omitted is confidential in nature and has been omitted. Workhorse Group Inc. has filed the omitted portion with the Securities and Exchange Commission requesting confidential treatment.

This Exhibit A shall be governed by the terms and conditions of the Vehicle Purchase Agreement, which terms and conditions are incorporated herein by this reference. The Vehicle Purchase Agreement remains in full force and effect, except as amended by this Amended Exhibit A.

ACCEPTED BY:

SELLER:		BUYER:

Workhorse Group Inc.		United Parcel Service, Inc.
Formally Known as:
AMP Electric Vehicles, Inc.

By:	/s/ Duane Hughes	By:	/s/ Michael S. Whitlatoh
Name:	Duane Hughes	Name:	Michael S. Whitlatoh
Title:	President & COO	Title:	Vice President

May 30, 2018	May 22, 2018

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Attachment 1

Vehicle Requirements – Specifications

To be developed

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